EXHIBIT 21
                         (to Form 10-K)

                       THE CLOROX COMPANY
                SUBSIDIARIES OF THE REGISTRANT
            (100% owned unless otherwise indicated)


Subsidiaries                     Jurisdiction of Incorporation
-----------------------------    -----------------------------
American Sanitary Company S.A.    Costa Rica

American Sanitary Company         Grand Cayman,
 (Overseas) Inc. (51%)            British West Indies

Amesco Ltd. (49%)                 Grand Cayman,
                                  British West Indies

The Brita Products Company        Delaware

Brita (Canada) Inc.               Canada

Clorox Argentina S.A. (90%)       Argentina

Clorox do Brasil Ltda.            Brasil

The Clorox Company of
 Canada, Ltd.                     Canada

Clorox (Cayman Islands) Ltd.      Cayman Islands

Clorox Chile S.A.                 Chile

Clorox (Far East) Ltd. (50%)      Hong Kong

The Clorox (Guangzhou)
 Company Ltd.                     People's Republic of China

The Clorox International
 Company                          Delaware

Clorox Korea Ltd.                 Korea

Clorox (Malaysia) Industries
 Sdn. Bhd.                        Malaysia

Clorox (Malaysia) Sdn. Bhd.       Malaysia

Clorox de Mexico, S.A. de C.V.    Mexico

Clorox del Pacifico S.A. (80%)    Peru

Clorox de Panama S.A.             Panama

Clorox del Peru S.A.              Peru

The Clorox Professional
Products Company                  Delaware

The Clorox Company of
 Puerto Rico                      Delaware


Clorox Uruguay S.A.               Uruguay

Corporacion Clorox de
 Venezuela, S.A.                  Venezuela

Henkel Iberica, S.A. (20%)        Spain

The Household Cleaning Products   Egypt
   Company of Egypt, Ltd. (49%)

The HVR Company                   Delaware

The Kingsford Products
Company                           Delaware
(doing business in certain jurisdictions as "Combat Insect Control Systems" and in certain jurisdictions as "Maxforce Insect Control
 Systems")

Mohammed Ali Abudawood and        Saudi Arabia
  Company for Industry (30%)

National Cleaning Products        Saudi Arabia
  Company Limited (30%)

Productos Del Hogar,
C. por A. (49%)                   Dominican Republic

Tecnoclor, S.A. (49%)             Colombia

United Cleaning Products
 Mfg. Co. Ltd. (33%)              Yemen Arab Republic

Yuhan-Clorox Co., Ltd. (50%)      Korea